Exhibit 31.4

CERTIFICATION

I, Christopher McNulty, certify that:

1.    I have reviewed this Quarterly Report on Form 10-Q/A (Amendment No. 1) of InVivo Therapeutics Holdings Corp.;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 3, 2018

/s/ Christopher McNulty
Christopher McNulty
Chief Financial Officer
(principal financial officer)